SUB-ITEM 77D

MFS Institutional International Research Equity Fund modified disclosure in the Principal Investment Policies Section of the prospectus regarding allocation among various sectors as described in the Supplement to the Prospectus filed with the Securities and Exchange Commission via EDGAR on February 15, 2005, under Rule 497 under the Securities Act of 1933. Such description is incorporated herein by reference.